Below is the list of subsidiaries of Rick's Cabaret International, Inc.:


Name:                                            State of.
                                                 Incorporation:

Trumps, Inc.                                     Texas
RCI Holdings, Inc.                               Texas
RCI Entertainment Texas, Inc.                    Texas
RCI Entertainment Minnesota, Inc.                Minnesota
RCI Internet Services, Inc.                      Texas
RCI Entertainment Houston, Inc.                  Texas
RCI Entertainment San Antonio, Inc.              Texas
RCI Internet Holdings, Inc.                      Texas
RCI Entertainment Fort Worth, Inc.               Texas
Citation Land LLC                                Texas
XTC Cabaret, Inc.                                Texas
Bobby's Novelty, Inc.                            Texas
Broadstreets Cabaret, Inc. - Inactive            Texas
RCI Debit Services, Inc. - Inactive              Texas
Tantra Parking, Inc. - Inactive                  Texas
Tantra Dance, Inc. - Inactive                    Texas
SRD Vending Company, Inc. - Inactive             Texas
RCI Billing, Inc. - Inactive                     Texas
RCI Entertainment New York, Inc.                 New York


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